Exhibit 10.30

FORM OF

NON-COMPETITION AND SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is made effective as of [ • ], 2010.

BETWEEN:

VERSACOLD INTERNATIONAL CORPORATION, a British Columbia company having an office at 2115 Commissioner Street, Vancouver, British Columbia, V5L 1A5

(“Versacold”)

AND

AMERICOLD REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership having an office at 10 Glenlake Parkway, South Tower, Suite 800, Atlanta, Georgia  30328

(“Americold”)

AND, FOR PURPOSES OF SECTION 7

VERSACOLD GROUP SERVICES ULC, an Alberta corporation with its principal place of business at 2115 Commissioner Street, Vancouver, Canada V5L1A6

(“VGS”)

WHEREAS:

A.                                                                                   Versacold is the directly held and wholly owned subsidiary of Eimskip Tango ehf., a holding company for Versacold and its Subsidiaries, and Versacold and its Subsidiaries carry on a cold storage and logistics business in Canada;

B.                                                                                     Americold is the directly held and wholly owned subsidiary of Americold Realty Trust, a holding company for Americold and its Subsidiaries, Americold and its Subsidiaries carry on a cold storage and logistics business in, among other places, the United States, including the cold storage and logistics businesses acquired from Versacold by a Subsidiary of Americold, ART Icecap Holdings LLC, a Delaware limited liability company (the “Acquirer”), pursuant to that certain contribution agreement by and among Versacold, Acquirer and Versacold Logistics Canada Inc., dated [ • ], 2010 (the “Contribution Agreement”);

C.                                                                                     The execution and delivery of this Agreement is a condition to the closing of the transactions described in the Contribution Agreement;

D.                                                                                    Versacold and Americold have each agreed to provide (and to cause their respective Subsidiaries to provide) to the other party (and its respective Subsidiaries) certain transitional and other services on the terms and subject to the conditions set forth in this Agreement;

E.                                                                                      As a material inducement to Acquirer’s entry into and delivery of the Contribution Agreement and this Agreement, Versacold has agreed to provide Americold with a covenant not to compete on the terms set out in this Agreement; and

F                                                                                         As a material inducement to Versacold’s entry into and delivery of the Contribution Agreement and this Agreement, Americold has agreed to provide Versacold with a right of first look pursuant to the terms set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.0                                                                                 DEFINITIONS

1.1                                                                                 In addition to terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

(a)                                  “Controls” means, with respect to any entity, direct or indirect legal or beneficial ownership of more than 50% of the issued and outstanding equity securities or voting power of such entity, provided, however, that, notwithstanding the preceding, Yucaipa shall be deemed for purposes only of this Agreement to “Control” Versacold so long as Yucaipa has the right to acquire 51% of the issued and outstanding share capital of Eimskip Tango ehf. pursuant to that certain Call Option Agreement dated June 29, 2009, regardless of whether the conditions precedent to such acquisition set forth in such Call Option Agreement have been satisfied.

(b)                                 “Designated Business” means any temperature-controlled warehouse and/or logistics business or activity.

(c)                                  “Service” and “Services” means any of the Americold Services and/or the Versacold Services, all of which such Services shall be provided to the applicable party or its Subsidiaries on a non-exclusive basis.

(d)                                 “Subsidiary” and “Subsidiaries” of any entity means any other entity (currently or subsequently existing) in which the first entity, directly or indirectly, owns or controls legal or beneficial ownership of more than 50% of the issued and outstanding equity securities or voting power.

(e)                                  “Territory” means any country in which, as of the date of the Contribution Agreement, Americold (or any of its Subsidiaries) or any Formation Entity (as defined in the Contribution Agreement) engages in or has prepared to engage in the Designated Business, provided, however, that in no event shall Canada be deemed to be included in the “Territory.”

(f)                                    “Versacold Marks” means any and all trademarks, service marks and logos (whether or not registered) owned, used or held for use, as of the date hereof, by any of the Formation Entities (as defined in the Contribution Agreement), including, without limitation, VERSACOLD, FIRST IN COLD, VERSACOLD LOGISTICS SERVICES and other marks associated with the VERSACOLD brand.

(g)                                 “Yucaipa” means Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P., Yucaipa Corporate Initiatives Fund I, LP and/or any affiliate of any of the foregoing. For purposes only of the foregoing definition of “Yucaipa,” “affiliate” means any entity which directly or indirectly controls, is controlled by, or is under common control with any of the foregoing Yucaipa partnerships.  For purposes only of the foregoing definition of “affiliate,” “controls,” “controlled” and “common control” means (i) the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, contract or otherwise or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners or persons exercising similar authority with respect to such person.

2.0                                                                                 DURATION OF PERFORMANCE OF SERVICES

2.1                                                                                 Each party hereto shall provide or cause to be provided the Services until, with respect to any particular Service, the earliest to occur of:

(a)                                  if such Service is designated a “Transition Service” on Schedule “A” or Schedule “B”, the third anniversary of the date hereof;

(b)                                 if such Service is designated a “Shared Service” on Schedule “A” or Schedule “B”, that number of days (up to 180 days) after the date on which Yucaipa does not Control both Versacold and Americold as the parties may mutually agree;

(c)                                  the termination of such particular Service by the recipient of such Service upon 30 days’ written notice to the provider of such Service; and

(d)                                 the termination of the Term in accordance with Section 12.1.

2.2                                                                                 For purposes of clarity, the termination of any party’s obligation to perform or cause to be performed any one particular Service shall not, taken alone, constitute or cause a termination of that party’s (or the other party’s) obligation to perform or cause to be performed any other Service hereunder.

3.0                                                                                 SERVICES

3.1                                                                                 Americold agrees to provide (and cause its Subsidiaries to provide) to Versacold and Versacold’s Subsidiaries the services set out in Schedule “A” attached hereto (the “Americold Services”).

3.2                                                                                 Versacold agrees to provide (and cause its Subsidiaries to provide) to Americold and Americold’s Subsidiaries the services set out in Schedule “B” attached hereto (the “Versacold Services”).

3.3                                                                                 So long as Yucaipa Controls both Versacold and Americold, if either party desires additional services from the other party (or its respective Subsidiaries) which are not expressly set forth in this Agreement (including any schedule hereto), the parties shall negotiate reasonably and in good faith to reach agreement with respect to the scope and fees of such services.  For purposes of clarity, neither party will be obligated to perform or pay for any such service without an express written agreement to that effect by both parties.

4.0                                                                                 STRATEGIC COOPERATION

4.1                                                                                 The parties acknowledge that Versacold and Americold (including their respective Subsidiaries) operate their businesses for the most part in separate and distinct regions.  However, the parties acknowledge that they and their respective Subsidiaries have similar business strategies and provide similar services to their respective customers; therefore, the parties hereby agree, so long as Yucaipa Controls both Versacold and Americold and except to the extent prohibited by applicable law, to provide (and to cause their respective Subsidiaries to provide) strategic cooperation to each other for the mutual development of their respective businesses generally and in accordance with the terms of this Agreement.

4.2                                                                                 In furtherance of the foregoing, so long as Yucaipa Controls both Versacold and Americold, the parties agree (i) to reasonably consult with and assist one another, to the fullest extent permitted by applicable law, in connection with the adoption of any new initiatives or best practices; and (ii) to reasonably cooperate to provide available warehouse space and existing related logistics and other services on a preferred basis to one another’s (and their respective Subsidiaries’) warehouse tenants and customers worldwide.

5.0                                                                                 LIMITATION OF LIABILITY

5.1                                                                                 Each recipient of Services hereunder acknowledges and accepts that it shall have no cause of action or claim against the provider of Services hereunder for any harm or liability in connection with such Services, except to the extent that such provider has engaged in willful misconduct.  Without limitation of the foregoing, in no event shall any party be liable under this Agreement with respect to any harm or liability in connection with the provision or failure to provide any particular Service for an amount in excess of the actual amount received by or due to such party hereunder for that specific Service during the three (3) month period prior to the provision of the specific Service that gave rise to such liability.  For purposes of clarity, nothing herein shall limit any party’s obligation to pay all amounts due and owed hereunder to be paid or reimbursed with respect to Services received under this Agreement.

5.2                                                                                 NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, REVENUE OR SAVINGS, LOSS OF BUSINESS OR ECONOMIC ADVANTAGE, WHETHER IN CONTRACT, TORT OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY), EVEN IF SUCH PARTY IS AWARE OF OR IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE AT LAW OR IN EQUITY.

5.3                                                                                 NEITHER PARTY HERETO MAKES ANY GUARANTEE, REPRESENTATION OR WARRANTY OF ANY KIND (WHETHER EXPRESS OR IMPLIED) REGARDING ANY OF THE SERVICES PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ALL OTHER GUARANTEES, REPRESENTATIONS, AND WARRANTIES OF ANY NATURE WHATSOEVER, WHETHER STATUTORY, ORAL, WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

6.0                                                                                 STANDARD

6.1                                                                                 Each party shall use its reasonable efforts to provide (or cause to be provided) its respective Services to the other party (and its respective Subsidiaries) at a standard substantially consistent with the standard that such party (or its applicable Subsidiary) then provides similar or comparable services to itself or its respective Subsidiaries.

7.0                                                                                 TRADEMARK LICENSE

7.1                                                                                 VGS hereby grants to Americold (and its Subsidiaries) the sole and exclusive royalty-free, fully paid up right and license (with rights to sublicense) to use in any manner the Versacold Marks anywhere in the Territory in connection with the Designated Business.  For purposes of clarity, VGS agrees not to use or permit others to use, directly or indirectly, in any manner the Versacold Marks anywhere in the Territory.  Such right and license shall continue during the Term but shall be subject to earlier termination on a country-by-country basis in the event that neither Americold nor any of its Subsidiaries has used in any manner (and has not had a bona fide intent to use in any manner) the Versacold Marks in such country for any consecutive period of 24 months or more.  Once such license in terminated in any specific country in accordance with the foregoing sentence, it shall not be reinstated except with VGS’s prior written consent, not to be unreasonably withheld.  All goodwill in and to the Versacold Marks shall belong to and inure to the benefit of VGS.  Americold acknowledges that VGS is the owner of the Versacold Marks and that it retains all ownership rights thereon.  VGS represents and warrants to Americold that it has full right to enter into this Agreement and grant the rights and benefits granted to Americold and its Subsidiaries hereunder, without violating, breaching or conflicting with the rights or interests of any other person or entity.  During the term of the license, VGS shall maintain and protect the Versacold Marks in a manner consistent with VGS’s past practice, but in no event in a manner less than the greater of reasonable care and the manner in which VGS maintains and protects its trademark/service mark portfolio.  Americold shall use and require its Subsidiaries to use the Versacold Marks in a manner of quality consistent with the quality of goods and services currently associated with the Versacold Marks.  Americold shall reasonably cooperate and cause its Subsidiaries to reasonably cooperate with VGS in order to maintain the requisite level of quality control necessary for VGS to maintain its rights in and to the Versacold Marks.

8.0                                                                                 DIRECTION; RESPONSIBLE PARTIES

8.1                                                                                 Each party hereto shall designate a senior level representative as its liaison and responsible person under this Agreement (each a “Representative”) which such initial representatives are named on Schedule “D”, attached hereto, and who may be changed from time to time at the discretion of each party with respect to its own Representative effective upon written notice to the other party.  Each party may treat the Representative of the other party as having full authority to bind such other party for all purposes (other than sending notices pursuant to Section 12 hereto) under this Agreement.  It is agreed and understood that each party at all times will be entitled to rely on and to act upon the instructions or directions received from the other party’s Representative and without limiting the generality of the foregoing, the receipt by a party of instructions or directions from the other party’s Representative will constitute full and sufficient authority for a party to act in accordance therewith.  No party shall be liable to the other party for omissions or failures to act resulting from the other party’s Representative’s directions to delay or abstain from taking any specific actions or from the other party’s Representative’s failure to give directions in accordance with this Agreement with respect to the taking or abstention from taking any specific action.

9.0                                                                                 COSTS

9.1                                                                                 Each party shall compensate the other party hereto for the services rendered by such other party in connection with this Agreement as provided on Schedule “C” to this Agreement within thirty (30) days of the date of receipt of such other party’s invoice.  If a party has a good faith dispute regarding a payment obligation, it shall promptly notify the other party in writing, timely pay the undisputed portion of the invoice, and promptly confer with it in good faith to resolve such dispute.  Except solely as to the good faith withholding of the disputed portion of an invoice, no party may withhold, offset, deduct or setoff any monies owed to another party during the pendency of any dispute.  Each party acknowledges that payments not received when due will cause the other party to incur costs not contemplated by this Agreement, the amount of which is extremely difficult to ascertain.  Therefore, the parties agree that if payment for any undisputed portion of an invoice is not received within the thirty (30) day payment terms after receipt of the applicable invoice, interest shall accrue on the amount payable at the rate of ten percent (10%) per annum (or at the maximum rate of interest allowable by law, whichever is less) from the date delinquent until paid in full.

9.2                                                                                 All sales, use, VAT and other taxes, levies and charges (other than taxes based on net income or net profits) imposed by applicable taxing authorities on the provision of any Service (or any other service hereunder) shall be borne by the recipient of such Service (or such other service).  If the provider thereof (or any of its Subsidiaries) is required to pay such taxes, levies or charges in connection with the provision of such Services (or services), the recipient shall promptly reimburse the provider or its designee.  The rates set forth in this Agreement for the Services (or other services) do not include any such taxes, levies or charges.

9.3                                                                                 Except as otherwise described in a particular Schedule hereto (i) all amounts payable to Americold (or its Subsidiaries) hereunder shall be paid in U.S. Dollars and (ii) all amounts payable to Versacold or its Subsidiaries hereunder shall be paid in Canadian Dollars, in each case by wire transfer of immediately available funds to an account designated in writing by the service provider.

9.4                                                                                 All payment obligations hereunder shall survive the Term of this Agreement, if necessary, and shall continue until all payment disputes have been resolved and all such payment obligations have been satisfied in full.

10.0                                                                           NON-COMPETITION; FIRST LOOK

10.1                                                                           As a material inducement to Acquirer entering into the Contribution Agreement, Versacold agrees that, so long as Yucaipa Controls both Versacold and Americold, it will not, without the prior written consent of Americold, directly or indirectly (including through any of its Subsidiaries), engage in, prepare to engage in, assist or advise any person or entity (other than Services rendered pursuant to this Agreement) with respect to, or otherwise invest in, acquire or hold any interest in any Designated Business anywhere in the world other than Canada.

10.2                                                                           The parties acknowledge that, in the course of providing and receiving Services under this Agreement, Americold will have access to and receive highly confidential and proprietary information about the business, operations and prospects of Versacold and its Subsidiaries and that it will be very difficult, if not impossible, to discern whether any specific item of information regarding the Designated Business in Canada constitutes or includes any of Versacold’s Confidential Information.  Therefore, in order to minimize disputes between the parties, Americold agrees that, so long as Yucaipa Controls both Versacold and Americold, if

Americold proposes, directly or indirectly, to engage or participate (whether actively or passively) in any Designated Business anywhere in Canada (other than the continuation of any such activities conducted by Americold or its Subsidiaries in Canada as of the date hereof) (each a “Canadian Opportunity”), then Americold shall, and shall cause any such Subsidiary, to first offer such Canadian Opportunity to Versacold pursuant to a written notice (a “First Look Notice”), provided, however, that, in the event any Canadian Opportunity is subject to a bona fide confidentiality requirement that prohibits Americold from disclosing such opportunity to Versacold, Americold shall exercise its reasonable efforts to obtain a waiver or release of such requirement as it pertains to Versacold and its Subsidiaries, but, if Americold is unsuccessful in obtaining such a waiver or release, such opportunity shall not be subject to the first look requirements described herein.  Subject to foregoing proviso, each First Look Notice shall set forth all material terms of the applicable Canadian Opportunity, including, without limitation, financial terms, parties, assets, properties, and projections.  Americold shall also provide to Versacold all other information reasonably requested by Versacold with respect to such Canadian Opportunity.  Versacold shall have a period of 60 days from receipt of the First Look Notice (the “First Look Review Period”) to review the First Look Notice and elect to pursue the Canadian Opportunity in its sole discretion.  If after the First Look Review Period, Versacold elects not to pursue such Canadian Opportunity, or Versacold delivers earlier written notice electing not to pursue such Canadian Opportunity (the “First Look End Date”), Americold shall be free to pursue such Canadian Opportunity on the same material terms and conditions as set forth in the applicable First Look Notice.  If Americold or any of its Subsidiaries fails within 60 days after the First Look End Date to take substantial financial steps to pursue such Canadian Opportunity, then Americold shall resubmit such Canadian Opportunity to Versacold for its consideration in accordance with the procedures set forth in this Section 10.2.  For purposes of clarity, if any material term of any Canadian Opportunity identified in any First Look Notice changes from the description set forth in the First Look Notice, Americold shall resubmit such Canadian Opportunity to Versacold in accordance with the procedures set forth herein, which shall re-start the First Look Review Period clock.

10.3                                                                           Notwithstanding anything to the contrary in the foregoing, neither party shall be deemed to be in violation of any of its obligations under this Section 10 by reason of such party’s ownership of not more than 5% of the equity securities of any publicly-traded company provided that such securities are held as a passive investment and such party does not actively participate in the governance of such publicly-traded company.

11.0                                                                           CONFIDENTIAL INFORMATION

11.1                                                                           The parties recognize that they will disclose to one another non-public, confidential and/or proprietary information (“Confidential Information”) regarding themselves and their respective Subsidiaries, including in connection with performing Services hereunder.  Each party agrees to use the other party’s (and the other party’s Subsidiaries’) Confidential Information only to the extent necessary or desirable to perform (or caused to be performed) its obligations hereunder.  Further, each party agrees to disclose the other party’s (and the other party’s Subsidiaries’) Confidential Information only to its directors, officers, employees, representatives and agents who are bound by duties or obligations of confidentiality on a “need to know basis” and who use such Confidential Information only to the extent necessary or desirable to perform, on behalf of the applicable party hereto, such party’s obligations hereunder.  In the event a party becomes legally compelled to disclose the other party’s Confidential Information, such party shall, to the extent permitted by applicable law, permit the other party a meaningful opportunity to contest such disclosure or seek confidential treatment of the applicable Confidential Information.

11.2                                                                           Each party further agrees that it will only use personal information (as such term is defined in applicable privacy laws) disclosed to it, if any, in connection with the Services for the purposes of this Agreement and the completion of the Services, and that it will not use or disclose such personal information except as authorized by this Agreement and in compliance with applicable privacy laws.  Each party acknowledges and confirms that it has and will continue to employ appropriate technology and procedures, in accordance with the laws of their respective jurisdictions, to attempt to prevent accidental loss or corruption of, or unauthorized access to, any such personal information and each party will promptly notify the other of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with any personal information disclosed to it.  Versacold understands that the United States is not a “safe harbor” country (as defined under European Union data privacy laws) and that Americold has not applied individually for such status. Versacold agrees to obtain, to the extent required by applicable law, appropriate consents (and Americold agrees to cooperate thereto), prior to transferring personal data to Americold under the terms of this Agreement.

11.3                                                                           Upon the expiry or termination of the Term of this Agreement, or otherwise upon the reasonable request of either party, the other party shall forthwith cease all use of the Confidential Information (including any personal information), acquired by it in connection with this Agreement and will return to other party or, at the other party’s request, destroy in a secure manner to the extent technologically practicable, the Confidential Information (and any copies).

If a party is technologically unable to so destroy Confidential Information, its obligations hereunder shall continue unabated until it is able to do so or has returned such Confidential Information.

12.0                                                                        EVENTS OF TERMINATION

12.1                                                                        The term (“Term”) of this Agreement shall commence on the date hereof and shall continue until terminated upon the occurrence of any one of the following events:

(a)                                 if either party materially defaults in the performance or observance of any of its material covenants, duties, or obligations contained in this Agreement and such default continues for a period of 30 days after the non-defaulting party gives written notice thereof to the defaulting party, then the non-defaulting party will be entitled to terminate this Agreement; provided, however, that if the default referred to in the notice in the reasonable opinion of the non-defaulting party requires more time to remedy or cure than such 30-day period, then the non-defaulting party will not terminate this Agreement pursuant to this Section 12.1 if the defaulting party commences remedying or curing the default within such 30-day period and thereafter diligently and continuously proceeds to completely remedy or cure the default;

(b)                                 written notice by a party upon any of the following events occurring to the other party: (i) any bankruptcy petition is filed against such other party and either a final adjudication of bankruptcy entered thereon or such petition is not dismissed within forty-five (45) days; (ii) such other party (a) makes an assignment for the benefit of its creditors, (b) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization to effect a plan or other arrangement with creditors or any other relief under any law of any jurisdiction relating to bankruptcy or reorganization granting relief to debtors, or (c) files an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it pursuant to such law; or (iii) such other party applies for or consents to the appointment of any receiver or trustee; or

(c)                                  mutual written consent of the parties hereto.

13.0                                                                        GENERAL

13.1                                                                        Notices

Any notice, demand or other document required or permitted to be given, or any delivery to be made hereunder, will be deemed to be well and sufficiently given or made if delivered personally, or sent by receipt-confirmed facsimile, or internationally recognized overnight courier with tracking capability:

(a)                                 in the case of Versacold, to:

Versacold International Corporation

2115 Commissioner Street

Vancouver, British Columbia

V5L 1A5

Attention:  CFO

Facsimile:  (604) 255-4330

(b)                                 in the case of Americold to:

Americold Realty Operating Partnership, L.P.

10 Glenlake Parkway

South Tower, Suite 800

Atlanta, Georgia  30328

Attention:  CFO

Facsimile:  678-441-6852

Copy to:     Legal Department

Facsimile:   678-387-4774

or to such other address any party may from time to time advise the other party in writing, and any such notice will be deemed to have been received on the business day after the couriering thereof, or if delivered personally, when delivered, or if sent by facsimile, on the day of the recipient when such facsimile is received.  If such notice is couriered and there occurs prior to the deemed receipt of such notice a strike, slowdown or other labour dispute which might affect the delivery of such notice, then such notice will be effective only when actually delivered.

13.2                                                                        Enurement; No Third Party Beneficiaries

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  The provisions of this Agreement are for the benefit of the parties hereto and not for any other person.

13.3                                                                        Headings

The headings of all Articles and Sections in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

13.4                                                                        Dispute Resolution

(a)                                 In the event any party has any dispute or claim relating to this Agreement, such party shall give the other party’s Representative written notice setting forth the nature of such dispute, and the parties’ respective Representatives shall promptly meet and confer to discuss the dispute in good faith in an attempt to resolve the dispute.  Any dispute that cannot be resolved by the parties within sixty (60) days after a party’s receipt of such a dispute notice shall be submitted to final and binding arbitration in accordance with the terms below.

(b)                                 The arbitration shall be conducted in New York, New York in the United States.  The governing law shall be the substantive law of the State of New York, United States, without regard to conflicts of laws.  The parties shall mutually select a single disinterested arbitrator within 15 days after the 30 day period referenced in clause (a) above.  If the parties are unable to mutually select an arbitrator within such 15 day period, the arbitrator shall be appointed by the New York office of JAMS/Endispute in accordance with its then-current rules.  The decision of the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.  The arbitrator shall have the power to award equitable relief, including specific performance of the terms and conditions of this Agreement and/or injunctive relief.

(c)                                  Nothing herein shall be interpreted to limit any party’s right to pursue preliminary or provisional equitable relief pending the arbitration award, but any such preliminary or provisional equitable relief shall be sought in the applicable state or federal courts in Manhattan, New York, United States.

13.5                                                                        Further Assurances; Cooperation

Each party will execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.  Without limitation of the foregoing, each party (the “Obliging Party”) shall timely provide or cause its respective Subsidiaries to provide to the other party (the “Requesting Party”) all information and access to employees, agents and properties of the Obliging Party as the Requesting Party may reasonably request in order to provide its respective Services to the Obliging Party hereunder, including, without limitation, copies of refrigeration system records and logs, claims history, customer insurance requirements and other contractual terms, in each case, subject to applicable laws.

13.6                                                                        Acknowledgements

Each party acknowledges that:

(a)                                 all restrictions in this Agreement, including, without limitation, the provisions of Article 10, are reasonable as to scope, duration and otherwise;

(b)                                 a violation of any of the provisions of this Agreement may result in immediate and irreparable harm and damage to the affected party; and

(c)                                  in the event of any violation by a party of any provision of this Agreement, the other party will, in addition to any other right or relief available such party at law, be entitled to equitable relief by way of temporary or permanent injunction without the posting of a bond.

13.7                                                                        Partial Invalidity

If any provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to the persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and be independent of every other provision of this Agreement, each provision of which is hereby declared to be separate and distinct from each other provision.  If it is determined by order of applicable law (including by arbitration order) that the modification or severance of an otherwise invalid or unenforceable provision from the remainder of this Agreement is impermissible, and hence the entire Agreement subject to invalidation or becoming void, the parties shall promptly enter into and deliver to one another one or more additional agreements containing terms, to the greatest extent permitted by applicable law, substantially similar to those contained in this Agreement.  For purposes of clarity, the parties shall modify or delete otherwise invalid or unenforceable provisions to the least extent necessary to make them valid and enforceable.

13.8                                                                        Assignment

Neither party may assign this Agreement without the prior written consent of the other party, but each party may engage consultants or advisors from time to time to assist in carrying out its obligations hereunder; provided, however, that either party may assign its rights and obligations in whole or in part (i) to any of its Subsidiaries; or (ii) in connection with the sale of all or substantially all of such party’s or any of its Subsidiaries’ assets, in either case, so long as the assignee agrees in writing to assume all liabilities and obligations of the assignor hereunder.

13.9                                                                        Amendment; Waiver

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.  None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given in writing by or on behalf of the party against whom such waiver is claimed.  The failure of a party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.  Waiver by a party of any default under this Agreement shall not be deemed a waiver of any other default.

13.10                                                                 Relationship of Parties

The parties are not and shall not be deemed to be partners or joint venturers and nothing herein shall be construed so as to impose any liability as such on any of them.  The parties agree that each party shall perform its duties and obligations under this Agreement as an independent contractor.  In no circumstances shall a party be, or be deemed to be, a fiduciary, trustee or agent for any person, whether or not a party, in connection with the discharge by a party of its duties and obligations under this Agreement.

13.11                                                                 Force Majeure.  No party shall be held liable or responsible for delay or failure to perform its obligations under this Agreement to the extent occasioned by force majeure or any cause beyond its control, including, without limitation, civil disturbance, fire, flood, earthquake, failure of the Internet, windstorm, unusually severe weather, act of labor trouble, lack of or inability to obtain raw materials, transportation, labor, fuel or supplies or governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid).

13.12                                                                 Subcontractors.  Each party may, in its discretion, retain any of its Subsidiaries or third parties to provide any or all of the Services hereunder, and shall have the right to reasonably select any outsourced provider or subcontractor.

13.13                                                                 Books and Records; Audit; Retention.  Each party shall reasonably cooperate with the other party’s external auditors with respect to any audit relating to the services provided hereunder, and shall provide such auditors reasonable access to materials that are readily available in furtherance of such audit.  Such auditors’ access to facilities and/or systems shall be subject to such auditors’ compliance with all safety, security and confidentiality procedures and guidelines applicable to such facilities and/or systems, as such procedures and guidelines may be reasonably established from time to time.  Each party, to the extent that it or its Subsidiaries remains in custody of records and data belonging to any other party or its Subsidiaries, shall retain such records in accordance with its own record retention policies and shall permit the other party to access such records and data upon reasonable prior request (or otherwise provide such records to such party, if requested).  This Section 13.13 shall survive any termination of this Agreement for a period of twelve (12) months following such termination.

13.14                                                                 Entire Agreement.  This Agreement reflects the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, oral or written, with respect to such subject matter.  For purposes of clarity, Section 11 shall govern the treatment of the parties’ respective confidential treatment in connection with this

Agreement, and the terms of that certain Mutual Non-Disclosure Agreement dated January 6, 2010 by and between Versacold and Americold Realty Trust shall not apply to this Agreement.  Each of the Schedules attached hereto are hereby incorporated herein and made a part hereof.  For further purposes of clarity, Section 7 of this Agreement shall supersede in its entirety any agreement between VGS and any Formation Entity relating to the Versacold Marks, and any and all such agreements are hereby terminated in their entirety.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement.

VERSACOLD INTERNATIONAL CORPORATION

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

AMERICOLD REALTY OPERATING PARTNERSHIP, LP,

By: Americold Realty Trust, its General Partner
By:
Name:
Title: Authorized Signatory

For purposes of Section 7:

VERSACOLD GROUP SERVICES ULC

By:
Authorized Signatory

By:
Authorized Signatory